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                                                                     Exhibit 5.1



                      [Piper & Marbury L.L.P. Letterhead]



                                 March 29, 1996


GTS Duratek, Inc.
8955 Guilford Road, Suite 200
Columbia, Maryland 21046



          Registration Statement on Form S-2 (SEC File No. 333-01805)



Dear Sirs:



    We have acted as counsel for GTS Duratek, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-2 which was filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), and the issuance of up to 3,600,000 Shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company, of which 2,500,000 Shares are to be sold by the Company and 1,100,000 Shares are to be sold by certain stockholders (the "Selling Stockholders") of the Company, and up to an additional 540,000 Shares which are to be offered by the Company to cover over-allotments, if any, pursuant to the Registration Statement.



    In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered pursuant to the Registration Statement and such other materials and matters as we have deemed necessary for the issuance of this opinion.



    Based upon the foregoing, we are of the opinion and advise you that:



        1. The Shares to be sold by the Company have been duly authorized and, upon issuance and delivery thereof as contemplated in the Registration
    Statement,   will   be  validly   and   legally  issued,   fully   paid  and
    non-assessable.



        2. The Shares to be sold by the Selling Stockholders are duly authorized and validly and legally issued, fully paid and non-assessable.



    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.



                                          Very truly yours,



                                          Piper & Marbury L.L.P.